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                                                                     Exhibit 1.1


                         TRAVELCENTERS OF AMERICA, INC.

                                  190,000 UNITS

                                  CONSISTING OF
                        $190,000,000 PRINCIPAL AMOUNT OF
                12 3/4% SENIOR SUBORDINATED NOTES DUE MAY 1, 2009
                        AND INITIAL WARRANTS TO PURCHASE
                         207,874 SHARES OF COMMON STOCK
                       AND CONTINGENT WARRANTS TO PURCHASE
                          69,291 SHARES OF COMMON STOCK


                               PURCHASE AGREEMENT

                                                                November 9, 2000




CREDIT SUISSE FIRST BOSTON CORPORATION
CHASE SECURITIES INC.
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
  c/o Credit Suisse First Boston Corporation,
         Eleven Madison Avenue,
          New York, N.Y. 10010-3629




Dear Sirs:

         1. Introductory. TravelCenters of America, Inc., a Delaware corporation (the "COMPANY"), proposes, subject to the terms and conditions stated herein, to issue and sell to Credit Suisse First Boston Corporation ("CSFBC"), Chase Securities Inc. and Donaldson, Lufkin & Jenrette Securities Corporation (the "PURCHASERS") 190,000 units (the "UNITS"), each Unit consisting of one of the Company's 12 3/4% Senior Subordinated Notes Due May 1, 2009 (the "NOTES") in a principal amount of $1,000 and three initial warrants (each, an "INITIAL WARRANT") each to purchase approximately 0.36469 shares of common stock, par value $.00001 per share, of the Company ("COMMON STOCK") and one contingent warrant (a "CONTINGENT WARRANT") to purchase approximately 0.36469 shares of Common Stock upon the occurrence of certain events (the Contingent Warrants and the Initial Warrants are collectively referred to herein as the "WARRANTS"). The Notes will be issued under an indenture, dated as of November 14, 2000 (the "INDENTURE"), among the Company, TA Operating Corporation, TA Travel, L.L.C., TA Licensing, Inc., TravelCenters Realty, Inc. and TravelCenters Properties, L.P. (collectively, the "GUARANTORS") and State Street Bank and Trust Company, as Trustee (the "TRUSTEE"). The Warrants will be issued under a warrant agreement, dated as of November 14, 2000 (the "WARRANT AGREEMENT"), between the Company and State Street Bank and Trust Company, as warrant agent (the "WARRANT AGENT"). The Contingent Warrants will be placed in escrow pursuant to a warrant escrow agreement dated as of November 14, 2000 (the "WARRANT

ESCROW AGREEMENT"). The Units, the Notes and the Warrants are collectively referred to herein as the "OFFERED SECURITIES." The United States Securities Act of 1933 is herein referred to as the "SECURITIES ACT."

         The Company and the Guarantors jointly and severally agree with the several Purchasers as follows:

         2. Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors represent and warrant to, and agree with, the several Purchasers that:

                  (a) A preliminary offering circular dated October 19, 2000 (the "PRELIMINARY OFFERING CIRCULAR") and an offering circular dated the date hereof (the "OFFERING CIRCULAR") relating to the Offered Securities to be offered by the Purchasers have been prepared by the Company. Such Preliminary Offering Circular and Offering Circular, as supplemented as of the date of this Agreement, together with any other document approved by the Company for use in connection with the contemplated resale of the Offered Securities are hereinafter collectively referred to as the "OFFERING DOCUMENT". On the date of this Agreement, the Offering Document does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Company by any Purchaser through CSFBC specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof. Except as disclosed in the Offering Document, on the date of this Agreement, the Company's Annual Report on Form 10-K most recently filed with the Securities and Exchange Commission (the "COMMISSION") and all subsequent reports (collectively, the "EXCHANGE ACT REPORTS") which have been filed by the Company with the Commission or sent to shareholders pursuant to the Securities Exchange Act of 1934 (the "EXCHANGE ACT") do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

                  (b) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Offering Document; and the Company does not own or lease property or conduct its business in any other state, local or foreign jurisdiction in a manner that would require it to be qualified to do business in such other jurisdiction.

                  (c) Each Guarantor that guarantees the obligations of the Company under the Offered Securities pursuant to a guarantee (a "GUARANTEE") has been duly incorporated or organized, as the case may be, and is an existing corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of the State of Delaware, with power and authority (corporate or other) to own its properties and conduct its business as described in the Offering Document; and each Guarantor is duly qualified to do business as a foreign corporation, limited liability company or limited partnership, as the case may be, in good standing in all other jurisdictions in which its ownership or leasing of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT"); all of the issued and outstanding capital stock, ownership interests or partnership interests, as the case may be, of each Guarantor has been duly authorized and validly issued and, in the case of capital stock, is fully paid and nonassessable; and the capital stock or ownership interests, as the case may be, of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, except as disclosed in the Offering Document.


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
                  (d) On the Closing Date (as defined below), the Indenture shall have been duly authorized by the Company and each of the Guarantors; the Notes shall have been duly authorized by the Company; the Guarantees shall have been duly authorized by each Guarantor; and when the Notes are delivered and paid for pursuant to this Agreement on the Closing Date, the Indenture will have been duly executed and delivered (assuming due authorization and delivery by the Trustee), such Notes will have been duly executed, authenticated, issued and delivered (assuming authentication by the Trustee in accordance with the provisions of the Indenture) and will conform to the description thereof contained in the Offering Document and the Indenture and such Notes will constitute valid and legally binding obligations of the Company and the Guarantors, enforceable in accordance with their terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and
         (iii) an implied covenant of good faith and fair dealing.

                  (e) On the Closing Date, the Units shall have been authorized by the Company. When the Units are delivered and paid for in accordance with the terms of this Agreement on the Closing Date, the Units will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

                  (f) The Warrants delivered on the Closing Date are convertible into shares of Common Stock in accordance with the terms of the Warrant Agreement; on the Closing Date, the Contingent Warrants will be placed in escrow pursuant to the Warrant Escrow Agreement; the shares of Common Stock initially issuable upon exercise of the Warrants shall have been duly authorized and reserved for issuance upon such exercise and, when issued upon such exercise, will be validly issued, fully paid and nonassessable; the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and conform in all material respects to the description thereof contained in the Offering Circular; and the stockholders of the Company have no preemptive rights with respect to the Warrants or the shares of Common Stock, except as disclosed in the Offering Circular.

                  (g) On the Closing Date, the Warrant Agreement shall have been duly authorized by the Company; and when the Warrants are delivered and paid for pursuant to this Agreement on the Closing Date, the Warrant Agreement will have been duly executed and delivered by the Company, such Warrants will conform to the description thereof contained in the Offering Document and the Warrant Agreement and the Warrants will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

                  (h) Except as disclosed in the Offering Document, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person that would give rise to a valid claim against the Company, its subsidiaries or any Purchaser for a brokerage commission, finder's fee or other like payment in connection with the Offered Securities.

                  (i) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement dated the date hereof, between the Company and the Purchasers (the "REGISTRATION RIGHTS AGREEMENT") in connection with the issuance and sale of the Offered Securities by the Company except as may be required under the Securities Act, the


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
         Trust Indenture Act of 1939, as amended (the "TIA"), and the rules and regulations of the Commission thereunder with respect to the Exchange Offer Registration Statement or the Shelf Registration Statement (each as defined in the Registration Rights Agreement) and the transactions contemplated by the Registration Rights Agreement, or any state or foreign securities laws or by the regulations of the National Association of Securities Dealers, Inc. (the "NASD").

                  (j) Assuming the accuracy of the representations and the performance of the agreements of the Purchasers contained herein, the execution, delivery and performance of the Indenture, the Warrant Agreement, this Agreement and the Registration Rights Agreement, and the issuance and sale of the Offered Securities to the Purchasers in the manner contemplated herein and compliance with the terms and provisions thereof by the Company or any Guarantor will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, rule or regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, (ii) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject or (iii) the charter or by-laws (or similar organizational document) of the Company or any such subsidiary (except, in the case of clauses (i) and (ii), where such breach, violation or default would not, individually or in the aggregate, have a Material Adverse Effect), and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

                  (k) On the Closing Date, this Agreement and the Registration Rights Agreement shall have been duly authorized, executed and delivered by the Company and, in the case of this Agreement, by each of the Guarantors.

                  (l) Except as disclosed in the Offering Document, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Offering Document, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

                  (m) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

                  (n) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

                  (o) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.


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
                  (p) Except as disclosed in the Offering Document, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "ENVIRONMENTAL LAWS"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

                  (q) Except as disclosed in the Offering Document, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture, this Agreement, or the Registration Rights Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are, to the Company's knowledge, threatened or contemplated.

                  (r) The financial statements included in the Offering Document present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Offering Document, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the assumptions used in preparing the pro forma financial statements included in the Offering Document provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

                  (s) Except as disclosed in the Offering Document, since the date of the latest audited financial statements included in the Offering Document, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Offering Document, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (t) The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the "INVESTMENT COMPANY ACT"); and the Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will not be an "investment company" as defined in the Investment Company Act.

                  (u) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the United States Securities Exchange Act of 1934 or quoted in a U.S. automated inter-dealer quotation system.

                  (v) Assuming the accuracy of the representations and the performance of the agreements by the Purchasers contained herein, the offer and sale of the Offered Securities in the manner


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
         contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and Regulation S thereunder; and it is not necessary to qualify an indenture in respect of the Notes under the United States Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT").

                  (w) Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S ("REGULATION S") under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Company, its affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Neither the Company nor any of the Guarantors has entered or will enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

         3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Purchasers, and the Purchasers agree, severally and not jointly, to purchase from the Company, at a purchase price of $934.07 per Unit plus accrued interest (if any) from November 14, 2000 to the Closing Date, the respective number of Units set forth opposite the names of the several Purchasers in Schedule A thereto.

         The Company will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global securities in definitive form (the "GLOBAL SECURITIES") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent Global Securities will be held only in book- entry form through DTC, except in the limited circumstances described in the Offering Document. Payment for the Offered Securities shall be made by the Purchasers in Federal (same day) funds by official check or checks or wire transfer to an account at a bank acceptable to CSFBC drawn to the order of TravelCenters of America, Inc., at the office of Simpson Thacher & Bartlett at 9:30 a.m. New York time, on November 14, 2000, or at such other time not later than seven full business days thereafter as CSFBC and the Company determine, such time being herein referred to as the "CLOSING DATE", against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Offered Securities. The Global Securities will be made available for checking at the above office of Simpson Thacher & Bartlett at least 24 hours prior to the Closing Date.

         4. Representations by Purchasers; Resale by Purchasers. (a) Each Purchaser severally represents and warrants to the Company and to each Guarantor that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

                  (b) Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities and will offer and sell the Offered Securities only in accordance with Rule 903 or Rule 144A under the Securities Act ("RULE 144A"). Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirements of Regulation S and Rule 144A. Each Purchaser agrees that during the one year restricted period (required by Regulation S), it will


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
         not cause any advertisement with respect to the Offered Securities (including any "tombstone" advertisement) to be published in any newspaper periodical or posted in any public place and will not issue any circular relating to the Offered Securities, except such advertisements or circulars as are permitted by and include statements required by Regulation S.

                  (c) Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Company.

                  (d) Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

                  (e) Each of the Purchasers severally represents and agrees that (i) it has not offered or sold and prior to the date six months after the date of issue of the Offered Securities will not offer or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Offered Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

                  (f) Each Purchaser agrees that it will not offer, sell or deliver any of the Offered Securities in any jurisdiction outside of the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Offered Securities in such jurisdiction except for such costs that the Company has agreed to pay pursuant to this Agreement.

                  (g) Each Purchaser agrees not to engage in hedging transactions with respect to the units, warrants or the common stock underlying the warrants sold in reliance on Regulation S during the one year restricted period (required by Regulation S) unless in compliance with the Securities Act.

         5. Certain Agreements of the Company. The Company agrees with the several Purchasers that:

                  (a) The Company will advise the Purchasers promptly of any proposal to amend or supplement the Offering Document and will not effect any such amendment or supplementation without the Purchasers' consent, which consent shall not be unreasonably withheld or delayed. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the


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
         statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any such time to amend or supplement the Offering Document to comply with any applicable law, the Company promptly will notify the Purchasers of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission or effect such compliance. Neither the Purchasers' consent to, nor the Purchasers' delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

                  (b) The Company will furnish to each Purchaser copies of any Preliminary Offering Circular, the Offering Document and all amendments and supplements to such documents, in each case as soon as available and in such quantities as such Purchaser reasonably requests, and the Company will furnish to CSFBC on the date hereof three copies of the Offering Document signed by a duly authorized officer of the Company. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish or cause to be furnished to CSFBC (and, upon request, to each of the other Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to the Purchasers all such documents.

                  (c) The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as the Purchasers designate and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers; provided, however, that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process or to subject itself to taxation in respect of doing business in any such state or province where it is not then so qualified or subject to taxation.

                  (d) During the period of three years hereafter, the Company will furnish to CSFBC and, upon request, to each of the other Purchasers, as soon as practicable after the end of each fiscal year a copy of its annual report to stockholders for such year or Form 10-K of the Company filed with the SEC; and the Company will furnish to CSFBC and, upon request, to each of the other Purchasers, as soon as available a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders.

                  (e) During the period of two years after the Closing Date, the Company will, upon request, furnish to each Purchaser and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

                  (f) During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them.

                  (g) During the period of two years after the later of the Closing Date, the Company will not be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

                  (h) The Company will pay all expenses incidental to the performance of its obligations under this Agreement, the Warrant Agreement, the Indenture and the Registration Rights Agreement including (i) the fees and expenses of the Trustee, the Warrant Agent and their professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Exchange Securities (as defined in the Registration Rights Agreement), the preparation and printing of this Agreement, the Registration Rights Agreement, the Offered Securities, the Indenture, the Warrant Agreement, the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and as applicable, the Exchange Securities; (iii) the cost of listing the Offered Securities and qualifying the Offered Securities for trading in The Portal(SM) Market ("PORTAL") and any expenses incidental thereto; (iv) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities; (v) for any expenses (including reasonable fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities or the Exchange Securities for sale under the laws of such jurisdictions in the United States and Canada as the Purchasers designate and the printing of memoranda relating thereto, (vi) for any fees charged by investment rating agencies for the rating of the Securities or the Exchange Securities; and (vii) for expenses incurred in distributing Preliminary Offering Circulars and the Offering Document (including any amendments and supplements thereto) to the Purchasers. Each party will pay its own expenses in connection with attending or hosting meetings with prospective purchasers of the Offered Securities from the Purchasers; provided, however, that the Company will not charge the Purchasers for the costs incurred by the Company connected with the use of the Company's airplane for such purposes to the extent it is so used.

                  (i) In connection with the offering, until CSFBC shall have notified the Company and the other Purchasers of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

                  (j) For a period of 120 days after the date of the initial offering of the Offered Securities by the Purchasers, neither the Company nor any of its subsidiaries will offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any United States dollar-denominated debt securities issued or guaranteed by the Company or any of its subsidiaries and having a maturity of more than one year from the date of issue. Neither the Company nor any of its subsidiaries will at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.

         6. Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

                  (a) The Purchasers shall have received a letter, dated the date of this Agreement, of PricewaterhouseCoopers LLP ("PWC") in agreed form confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder ("RULES AND REGULATIONS") and to the effect that:

                           (i) in their opinion the financial statements
                  examined by them and included in the Offering Document and in the Exchange Act Reports comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations;

                           (ii) they have performed the procedures specified by
                  the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements included in the Offering Document and in the Exchange Act Reports;

                           (iii) on the basis of the review referred to in
                  clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                                    (A) the unaudited financial statements
                           included in the Offering Document or in the Exchange Act Reports do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

                                    (B) the unaudited consolidated revenues from
                           operations and net income (loss) amounts for the six-and twelve-month periods ended June 30, 2000, included in the Offering Document do not agree with the amounts set forth in the unaudited consolidated financial statements for those same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;

                                    (C) at the date of the latest available
                           balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net assets, as compared with amounts shown on the latest balance sheet included in the Offering Document; or

                                    (D) for the period from the closing date of
                           the latest income statement included in the Offering Document to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Offering Document, in consolidated income from operations or net income
                           (loss) or in the ratio of earnings to fixed charges;

         except in all cases set forth in clauses (iii) (C) and (iii) (D) above for changes, increases or decreases which the Offering Document discloses have occurred or may occur or which are described in such letter; and

                           (iv) they have compared specified dollar amounts (or
                  percentages derived from such dollar amounts) and other financial information contained in the Offering Document and the Exchange Act Reports (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

                  (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) a change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls that would, in the judgment of the Purchasers, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market, or (ii) (A) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company or its subsidiaries which, in the judgment of a majority in interest of the Purchasers including CSFBC, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (B) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (C) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (D) any banking moratorium declared by U.S. Federal or, New York authorities; or (E) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Purchasers including CSFBC, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

                  (c) The Purchasers shall have received an opinion, dated the Closing Date, of Simpson Thacher & Bartlett, counsel for the Company, that:

                           (i) The Company and its subsidiaries (including the
                  Guarantors) have been duly incorporated or organized, as the case may be, and are validly existing and in good standing as corporations or limited liability companies, as the case may be, under the laws of the State of Delaware and have full power and authority to conduct their businesses as described in the Offering Circular;

                           (ii) Each of the Indenture and the Warrant Agreement
                  has been duly authorized, executed and delivered by the Company and, if applicable, the Guarantors; assuming that the Indenture and the Warrant Agreement are the valid and legally binding obligations of the Trustee and the Warrant Agent, respectively, each of the Indenture and the Warrant Agreement constitutes a valid and legally binding obligation of the Company and, if applicable, the Guarantors, enforceable against the Company and, if applicable, each Guarantor in accordance with its terms, subject to (a) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law) and
                  (c) an implied covenant of good faith and fair dealing;

                           (iii) The Units have been duly authorized by the
                  Company. When the Units are delivered and paid for in accordance with the terms of this Agreement on the Closing Date, the Units will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and the holders thereof will be entitled to the benefits of the certificate evidencing the Units and, as holders of the Notes and the

                  Warrants, will be entitled to the benefits of the Indenture and the Warrant Agreement, subject to (a) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law) and
                  (c) an implied covenant of good faith and fair dealing;

                           (iv) The Notes have been duly authorized, executed
                  and issued by the Company and, assuming due authentication thereof by the Trustee and upon payment and delivery in accordance with this Agreement, the Notes will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, subject to (a) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law) and (c) an implied covenant of good faith and fair dealing;

                           (v) The Guarantees have been duly authorized,
                  executed and issued by each Guarantor and, assuming due authentication of the Notes by the Trustee and upon payment for and delivery of the Notes in accordance with this Agreement, will constitute valid and legally binding obligations of the Guarantors, enforceable against them in accordance with their terms and entitled to the benefits of the Indenture, subject to (a) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law) and (c) an implied covenant of good faith and fair dealing;

                           (vi) The shares of Common Stock initially issuable
                  upon exercise of the Warrants have been duly authorized and reserved for issuance upon such exercise and, when issued and delivered in accordance with the Warrants and the Warrant Agreement upon such exercise, will be validly issued, fully paid and nonassessable; the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable; and the stockholders of the Company have no preemptive rights with respect to the Warrants or the shares of Common Stock, under United States federal or New York law or the Company's certificate of incorporation or by-laws or the Stockholders' Agreement among the Company, Oak Hill Capital Partners, L.P., Oak Hill Capital Management Partners, L.P., Olympus Growth Fund III, L.P., Olympus Executive Fund, L.P., Monitor Clipper Equity Partners, L.P., Monitor Clipper Equity Partners (Foreign), L.P., UBS Capital Americas II, LLC, Credit Suisse First Boston LFG Holdings 2000, LLC and Freightliner LLC, except as disclosed in the Offering Circular;

                           (vii) The execution, delivery and performance by the
                  Company and the Guarantors of this Agreement, the Indenture, the Warrant Agreement and the Registration Rights Agreement, and the issuance, sale and delivery of the Offered Securities by the Company to the Purchasers (A) will not breach, or result in a default under, any of the agreements or instruments identified on the annexed schedule furnished to us by the Company, (B) nor will such action violate the certificate of incorporation or by-laws of the Company or the certificate of incorporation or by-laws or certificate of formation or limited liability company agreement, as the case may be, of any Guarantor, or any federal or New York statute or the Delaware General Corporation Law or the Delaware Limited Liability Company Law, or any rule or regulation that has been issued pursuant to any federal or New York statute or the Delaware General Corporation Law or the Delaware Limited Liability Company Law or any order known to us issued pursuant to any federal or New York statute or the Delaware General Corporation Law or the Delaware Limited Liability

                  Company Law by any court or governmental agency or body or court having jurisdiction over the Company or any Guarantor or any of its or their properties;

                           (viii) The statements made in the Offering Circular
                  under the captions "Description of the Units", "Description of the Warrants" and "Description of the Notes", insofar as they purport to constitute summaries of certain terms of documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects; the statements made in the Offering Circular under the caption "Description of Capital Stock", insofar as they purport to constitute summaries of the terms of the Company's Common Stock, constitute accurate summaries of the terms of such Common Stock in all material respects;

                           (ix) This Agreement and the Registration Rights
                  Agreement have each been duly authorized, executed and delivered by the Company and, if applicable, the Guarantors;

                           (x) No consent, approval, authorization, order,
                  registration or qualification of or with any federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law or Delaware Limited Liability Company Law or, to such counsel's knowledge, any Federal or New York court or any Delaware court acting pursuant to the Delaware General Corporation Law or the Delaware Limited Liability Company Law is required for the issue and sale of the Offered Securities by the Company and the issue of the Guarantees by the Guarantors and the compliance by the Company and the Guarantors with all of the provisions of this Agreement, except for such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Offered Securities by the Purchasers (except, other than as set forth in paragraph (ix) below, such counsel gives no opinion as to registration of the Offered Securities under the Securities Act and the qualification of the Indenture under the Trust Indenture Act);

                           (xi) No registration under the Securities Act of the
                  Offered Securities or the Guarantees and no qualification of the Indenture under the Trust Indenture Act is required for the offer and sale of the Offered Securities by the Company and the issue of the Guarantees by the Guarantors to the Purchasers or the reoffer and resale of the Offered Securities and the Guarantees by the Purchasers to the initial purchasers therefrom solely in the manner contemplated by the Offering Circular, this Agreement and the Indenture;

                           (xii) Based upon such counsel's examination of the
                  Offering Circular, which incorporates by reference the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1999; the Quarterly Reports on Form 10-Q of the Company for the quarters ended March 31, 2000 and June 30, 2000 and the Current Reports on Form 8-K of the Company filed June 1, 2000, October 6, 2000 and October 20, 2000 (the "Exchange Act Documents"), each as filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), such counsel's investigations made in connection with the preparation of the Offering Circular and such counsel's participation in conferences with certain officers and employees of the Company, with representatives of PWC and with counsel to the Company, such counsel has no reason to believe that either the Offering Circular or any Exchange Act Document contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel shall express no belief with respect to the financial statements or other financial data contained in the Offering Circular or any Exchange Act Document; and

                           (xiii) The Company is not an "investment company" or
                  a company "controlled" by an "investment company" within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended;

                  (d) The Purchasers shall have received an opinion, dated the Closing Date and subject to customary exceptions of Steven C. Lee, the General Counsel of the Company, that:

                           (i) Each Guarantor is duly qualified to do business
                  and is in good standing as a foreign corporation or limited liability company, as the case may be, in each jurisdiction listed below the name of such Guarantor in a schedule attached to such opinion letter;

                           (ii) To such counsel's knowledge, except as disclosed
                  in the Offering Circular, there are no pending or threatened actions, suits or proceedings against the Company or the Guarantors or any of their respective properties or assets that, if determined adversely to the Company or any Guarantor, would have a Material Adverse Effect, or would materially and adversely affect the ability of the Company or any Guarantor to perform their respective obligations under this Agreement, the Registration Rights Agreement, the Offered Securities, the Guarantees, the Warrant Agreement or the Indenture; and

                           (iii) Based upon such counsel's examination of the
                  Offering Circular, such counsel's investigations made in connection with the preparation of the Offering Circular and such counsel's participation in conferences with certain officers and employees of the Company, with representatives of PWC and with counsel to the Company, such counsel has no reason to believe that the Offering Circular contains any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel shall express no belief with respect to the financial statements or other financial data contained in the Offering Circular.

                  (e) The Purchasers shall have received from Cravath, Swaine & Moore, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities, the Offering Circular, the exemption from registration for the offer and sale of the Offered Securities by the Company to the several Purchasers and the resales by the several Purchasers as contemplated hereby and other related matters as CSFBC may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters with reference to same in the Offering Circular. In rendering such opinion, Cravath, Swaine & Moore may rely as to the incorporation of the Company and all other matters governed by Delaware law upon the opinion of Simpson Thacher & Bartlett referred to above.

                  (f) The Purchasers shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the date of the most recent financial statements in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Offering Document or as described in such certificate.

                  (g) The Purchasers shall have received a letter, dated the Closing Date, of PWC which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

                  (h) Concurrently with or prior to the issue and sale of the Offered Securities by the Company, the Transactions (as such term is defined in the Offering Circular), other than the tender offer and consent solicitation for the Company's 10 1/4% Senior Subordinated Notes due 2007 (the "EXISTING SUBORDINATED NOTES"), shall be consummated on terms that conform in all material respects to the description thereof in the Offering Documents.

                  (i) Concurrently with or prior to the issuance and sale of the Offered Securities by the Company, the Company and certain subsidiaries of the Company shall have entered into a credit agreement (the "CREDIT AGREEMENT") among the Company and a syndicate of banks and other financial institutions led by The Chase Manhattan Bank, as administrative agent, and Chase Securities Inc. and Credit Suisse First Boston, New York branch, as co-lead arrangers, in an aggregate principal amount of up to $408,000,000, and the initial borrowings thereunder shall have occurred. The Purchasers shall have received conformed counterparts thereof and all other documents and agreements entered into and received thereunder in connection with the closing of the Credit Agreement. There shall exist at and as of the Closing Date (after giving effect to the transactions contemplated by this Agreement and the Transactions) no condition that would constitute a default (or an event that with notice or lapse of time, or both, would constitute a default) under the Credit Agreement or any other document related to the Transactions (as such term is defined in the Offering Circular).

                  (j) Prior to the issuance and sale of the Offered Securities by the Company, at least a majority of the Company's outstanding Existing Subordinated Notes shall have been tendered pursuant to a debt tender offer and consent solicitation, as a result of which all significant negative covenants of the Existing Subordinated Notes shall be eliminated.

                  (k) On the Closing Date, the Indenture, the Warrant Agreement, the Registration Rights Agreement and this Agreement shall have been duly authorized by the Company and, in the case of the Indenture and this Agreement, by the Guarantors.

                  (l) On the Closing Date, the Contingent Warrants will be placed in escrow pursuant to the Warrant Agreement.

         Documents described as being "in the agreed form" are documents which are in the forms which have been initialed for the purpose of identification by Cravath, Swaine & Moore, copies of which are held by the Company and CSFBC, with such changes as CSFBC may approve.

         The Company will furnish the Purchasers with such conformed copies of such customary certificates, letters and documents as the Purchasers reasonably request. CSFBC may in its sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder, whether in respect of an Optional Closing Date or otherwise.

         7. Indemnification and Contribution. (a) The Company and the Guarantors will, jointly and severally, indemnify and hold harmless each Purchaser, its partners, directors and officers and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related

Preliminary Offering Circular or the Exchange Act Reports, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 5(a) of this Agreement, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through CSFBC specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below; and provided further, however, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any Preliminary Offering Circular, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Purchaser that sold the securities concerned (or any Person controlling such Purchaser) to the person asserting any such losses, claims, damages or liabilities, to the extent that such sale was an initial resale by such Purchaser and any such loss, claim, damage or liability of such Purchaser or such Person controlling such Purchaser results from the fact that there was not sent or given to the person, at or prior to the written confirmation of the sale of such securities to such person, a copy of the Offering Circular (exclusive of any material included therein but not attached thereto) if the Company had previously furnished copies thereof to such Purchaser.

                  (b) The Purchasers will severally and not jointly indemnify and hold harmless the Company and each Guarantor, their directors and officers and each person, if any, who controls the Company or a Guarantor within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related Preliminary Offering Circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through CSFBC specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Offering Document furnished on behalf of each Purchaser: under the caption "Plan of Distribution", the seventh paragraph (but only as to the third and fourth sentences), the eighth paragraph and the ninth paragraph; provided, however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 5(a) of this Agreement.

                  (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party

         (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

                  (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Guarantors bear to the total discounts and commissions received by the Purchasers from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantors or by the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

                  (e) The obligations of the Company and the Guarantors under this Section shall be in addition to any liability which the Company and the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

         8. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase the Offered Securities hereunder and the total number of Units that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total number of Units, CSFBC may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the total number of Units with respect to which such default or defaults occur exceeds 10% of the total number of Units and arrangements satisfactory to CSFBC and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 9. As used in this Agreement, the term "Purchaser" includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

         9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantors or their officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company, the Guarantors or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5(h) and the respective obligations of the Company and the Guarantors on the one hand and the Purchasers on the other hand pursuant to
Section 7 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (C), (D) or (E) of Section 6(b)(ii), the Company will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

         10. Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers, c/o Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Investment Banking Department - Transactions Advisory Group, or, if sent to the Company or a Guarantor, will be mailed, delivered or telegraphed and confirmed to it at 24601 Center Ridge Road, Suite 200, Westlake, Ohio 44145, Attention: General Counsel; provided, however, that any notice to a Purchaser pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Purchaser.

         11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties thereto.

         12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         13. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         If the foregoing is in accordance with the Purchasers' understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the Guarantors and the several Purchasers in accordance with its terms.


                               Very truly yours,


                               TRAVELCENTERS OF AMERICA, INC.

                                  by  /s/ James W. George
                                      -------------------------
                                      Name:  James W. George
                                      Title: Senior Vice President and
                                             Chief Financial Officer



                               TA OPERATING CORPORATION

                                  by  /s/ James W. George
                                      -------------------------
                                      Name:  James W. George
                                      Title: Senior Vice President and
                                             Chief Financial Officer



                               TA TRAVEL, L.L.C.

                                  by  /s/ James W. George
                                      -------------------------
                                      Name:  James W. George
                                      Title: Senior Vice President and
                                             Chief Financial Officer



                               TA LICENSING, INC.

                                  by  /s/ Andrew Panaccione
                                      -------------------------
                                      Name:  Andrew Panaccione
                                      Title: Secretary



                               TRAVELCENTERS PROPERTIES, L.P.

                               By TA OPERATING CORPORATION, its general partner

                                  by /s/ James W. George
                                      -------------------------
                                      Name:  James W. George
                                      Title: Senior Vice President and
                                             Chief Financial Officer



                               TRAVELCENTERS REALTY, INC.

                                  by /s/ Andrew Panaccione
                                      -------------------------
                                      Name:  Andrew Panaccione
                                      Title: Secretary

The foregoing Purchase Agreement
is hereby confirmed and accepted
as of the date first above written.


CREDIT SUISSE FIRST BOSTON CORPORATION
CHASE SECURITIES INC.
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

     Acting on behalf of themselves
     and as the Representatives of
     the several Purchasers

By CREDIT SUISSE FIRST BOSTON CORPORATION

         by /s/ Geoffrey Manna
             ----------------------------
             Name:  Geoffrey Manna
             Title: Vice President

                                   SCHEDULE A





                MANAGER                                                     NUMBER OF UNITS
                -------                                                     ---------------

Credit Suisse First Boston Corporation/Donaldson, Lufkin & Jenrette
   Securities Corporation                                                        95,000
Chase Securities Inc.                                                            95,000


                                                                               --------
                  Total                                                         190,000
                                                                               ========